Registration No. 333-84478

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POLARIS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1790959 (I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
POLARIS INDUSTRIES INC. 1995 STOCK OPTION PLAN
POLARIS INDUSTRIES INC. 1996 RESTRICTED STOCK PLAN
(Full title of the plan)
Michael W. Malone, Vice President-Finance,
Chief Financial Officer, and Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
(Name and address of agent for service)
(763) 542-0500
(Telephone number, including area code, of agent for service)

Copy to:
James C. Melville
Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota, 55402
(612) 375-1138

SIGNATURES

DEREGISTRATION
This Post-Effective Amendment to the Registration Statement on Form S-8 (File No. 333-84478) (the “Prior Registration Statement”) is filed for the purpose of acknowledging and advising that (i) the Registrant has replaced the Registrant’s 1995 Stock Option Plan and 1996 Restricted Stock Plan (the “Prior Plans”) with the Registrant’s 2007 Omnibus Incentive Plan (the “2007 Omninbus Incentive Plan”) and (ii) the Registrant has filed a new Registration Statement on Form S-8 on December 3, 2007 for the 2007 Omnibus Incentive Plan (the “2007 Omnibus Incentive Plan Registration Statement”). The 2007 Omnnibus Incentive Plan Registration Statement registers an aggregate of 1,750,000 shares of the Registrant’s Common Stock, par value $.01 per share (“Common Stock”). Of the aggregate shares of Common Stock being registered under the 2007 Omnibus Incentive Plan Registration Statement, 149,867 shares of Common Stock are hereby carried forward, in accordance with Instruction E of Form S-8, from those shares previously registered under the Prior Registration Statement, but not issued or otherwise allocated to outstanding awards under the Prior Plans (the “Unallocated Shares”). As a result of this transfer, the Unallocated Shares will not be available for offer and sale under the Prior Plans after the effective date of this Post-Effective Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Minnesota, on this 3rd day of December, 2007.

POLARIS INDUSTRIES INC.
By:	/s/ Thomas C. Tiller
Thomas C. Tiller
Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ Thomas C. Tiller Thomas C. Tiller	Chief Executive Officer and Director (Principal Executive Officer)	December 3, 2007

/s/ Michael W. Malone Michael W. Malone	Vice President-Finance, Chief Financial Officer (Principal Financial and Accounting Officer)	December 3, 2007

/s/ Gregory R. Palen	Chairman and Director	December 3, 2007

Gregory R. Palen

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Signature	Capacity	Date

/s/ Andris A. Baltins	Director	December 3, 2007

Andris A. Baltins

/s/ Robert L. Caulk	Director	December 3, 2007

Robert L. Caulk

/s/ Annette K. Clayton	Director	December 3, 2007

Annette K. Clayton

/s/ John R. Menard, Jr.	Director	December 3, 2007

John R. Menard, Jr.

/s/ R.M. Schreck	Director	December 3, 2007

R.M. Schreck

/s/ William G. Van Dyke	Director	December 3, 2007

William G. Van Dyke

/s/ John P. Wiehoff	Director	December 3, 2007

John P. Wiehoff

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